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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 DAN RIVER INC.
            (Exact name of registrant as specified in its charter)


               GEORGIA                                58-185637
       (State of incorporation                    (I.R.S. Employer
       or organization)                           Identification No.)


          2291 MEMORIAL DRIVE
             DANVILLE, VA                               24541
        (Address of principal                         (zip code)
        executive office)



     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [_]



     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [_]



Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class to     Name of Each Exchange on Which Each
         be Registered              Class is to be Registered
         -------------              -------------------------

         CLASS A COMMON             NEW YORK STOCK EXCHANGE
         STOCK, PAR VALUE $.01
         PER SHARE



Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                               (Title of class)

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                                 DAN RIVER INC.



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.



     The description of the Registrant's Class A Common Stock, par value $.01 per share, is incorporated herein by reference to the section captioned "Description of Capital Stock--Common Stock" in the preliminary Prospectus constituting a part of the Registrant's Registration Statement on Form S-1
(Registration No. 333-           ) filed with the Securities and Exchange
Commission on September 26, 1997. The preliminary Prospectus, as may hereafter be amended and filed as part of an amendment to the Registrant's Registration Statement on Form S-1, or pursuant to Rule 424 is incorporated herein by reference.



ITEM 2.   EXHIBITS.



     Pursuant to Phase Two Recommendations of Task Force on Disclosure Simplification, Securities Act Release 33-7431, 1997 SEC Lexis 1502 (July 18,
1997), no exhibits are required to be filed.
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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      DAN RIVER INC.


                                      By: /s/ Harry L. Goodrich
                                          -------------------------------------
                                          Harry L. Goodrich
                                          Vice President, Secretary and
                                            General Counsel


Date:  September 26, 1997